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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-62443, Form S-8 No. 33-12585, Form S-8 No. 333-46953, Form S-8
No. 333-61911 and Form S-8 No. 33-65795) pertaining to the Nonemployee Directors Stock Option Plan, the Deferred Compensation Plan for Nonemployee Directors, The Lamson & Sessions Co. Deferred Savings Plan, the 1998 Incentive Equity Plan and the 1988 Incentive Equity Performance Plan, respectively, of The Lamson & Sessions Co. and the Registration Statement (Form S-3) of The Lamson & Sessions Co. and in the related Prospectus of our report dated January 28, 1999, with respect to the consolidated financial statements and schedule of The Lamson & Sessions Co. included in the Annual Report on Form 10-K for the year ended January 2, 1999, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP


Cleveland, Ohio
March 10, 1999